FORM 8-K

                               CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                  Date of Report           February 26, 2003


                         FIRST VIRGINIA BANKS, INC.
           (Exact name of registrant as specified in its charter)


             Virginia                  1-6580             54-0497561
  (State or other jurisdiction of   (Commission        (I.R.S. Employer
   incorporation or organization)   file number)    Identification Number)


        6400 Arlington Boulevard
         Falls Church, Virginia                           22042-2336
     (Address of principal executive                      (Zip Code)
                offices)


             Registrant's telephone number, including area code
                               (703) 241-4000


                                Not Applicable
         (Former name or former address, if changed since last report)


The exhibit index as required by item 601(a) of Regulation S-K is included on page 3 of this report.




Item 5.  OTHER EVENTS

     On February 26, 2003, the Board of Directors of First Virginia Banks, Inc. ("First Virginia") authorized the purchase of up to 3,000,000 shares of First Virginia common stock pursuant to a new stock repurchase program. The previous program authorized in September 1999 for 9,000,000 shares had been completed. Since 1994, First Virginia has repurchased an average of 2,404,000 shares per year. No timetable was set for the purchases. As of December 31, 2002, First Virginia had 70,899,000 shares of common stock outstanding.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.                          Description of Exhibit

     1                               Press release dated February 26, 2003










                                  SIGNATURE


              Pursuant to the requirements of the Securities Exchange
         Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            FIRST VIRGINIA BANKS, INC.
                                            (Registrant)


          February 26, 2003                 /s/ Richard F. Bowman
                                            -----------------------
                                             Richard F. Bowman,
                                             Executive Vice President,
                                             Treasurer and Chief Financial
                                             Officer







                                EXHIBIT INDEX

Exhibit No.          Description of Exhibit                        Page

     1               Press release dated February 26, 2003          4







                                                     Exhibit 1.




2851
February 26, 2003                               CONTACT: Richard F. Bowman
FOR IMMEDIATE RELEASE                                     (703) 241-3685

    FIRST VIRGINIA DECLARES FIRST QUARTER DIVIDEND OF $.28 PER SHARE AND
                   ANNOUNCES NEW SHARE REPURCHASE PROGRAM

     The Board of Directors of First Virginia Banks, Inc. declared a quarterly dividend of $.28 per share on the corporation's common stock. The annual dividend rate of $1.12 per share represents an increase of 5.00% over the $1.0667 annual rate declared in the previous year's first quarter. First Virginia's Board of Directors also declared a quarterly cash dividend of 12-1/2 cents per share on its Series A preferred stock, 17-1/2 cents per share on its Series B and C preferred stock, and 20 cents per share on its Series D preferred stock. Both the common and preferred dividends are payable April 25, 2003, to stockholders of record as of the close of business March 31, 2003.

     In addition, the corporation announced that the 9,000,000 share stock repurchase program previously approved by the Board of Directors in September, 1999, has been completed. At its meeting today, the Board approved a new program authorizing the purchase of up to 3,000,000 shares of First Virginia Banks, Inc. common stock. Since 1994, First Virginia has repurchased an average of 2,404,000 shares per year. No timetable has been set for the purchases. As of December 31, 2002, First Virginia had 70,899,000 shares of common stock outstanding.

     First Virginia also announced that it has set the tentative date it will hold its Annual Meeting of Shareholders as Friday, June 20, 2003, at 10:00 A.M. at The Ritz-Carlton Hotel, 1700 Tysons Boulevard, McLean, Virginia. At this year's Annual Meeting, in addition to the election of five Class A directors and other routine matters, shareholders will consider and vote upon a proposal to approve an Agreement and Plan of Reorganization and a related plan of merger under which First Virginia would merge into BB&T Corporation. Prospectus/proxy materials for the Annual Meeting are scheduled to be mailed to shareholders in May 2003.

     First Virginia is the largest independent banking company headquartered in Virginia and one of the 50 largest in the United States. There are currently eight banks in the First Virginia group with 298 offices in Virginia, 55 offices in Maryland and 11 offices in East Tennessee. First Virginia also operates a full-service insurance agency, First Virginia Insurance Services, Inc. The corporation's common stock is traded on the New York Stock Exchange under the symbol "FVB." For more information about First Virginia and its products and services, please visit our website at firstvirginia.com.


Falls Church, Virginia